Exhibit 3.10

ORIGINAL

BYLAWS

OF

ASSET EXCHANGE, INC.

a Delaware corporation

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5. OFFICERS	13
5.1. Officers	13
5.2. Election of Officers	13
5.3. Removal and Resignation, Compensation and Term of Officers	13
5.4. Chairman of the Board	13
5.5. Chief Executive Officer	14
5.6. President	14
5.7. Vice President	14
5.8. Treasurer	14
5.9. Chief Technology Officer	15
5.10. Secretary	15
5.11. Assistant Secretary	16
5.12. Other Officers	16
5.12.1. Authority and Duties of Officers	16
6. INSURANCE AND INTERESTED TRANSACTIONS	16
6.1. Insurance	16
6.2. Transactions with Interested Directors	16
7. RECORDS AND REPORTS	17
7.1. Maintenance and Inspection of Records	17
7.2. Inspection by Directors	17
7.3. Representation of Shares of Other Corporations	18
8. STOCK	18
8.1. Stock Certificates; Partly Paid	18
8.2. Special Designation on Certificates	19
8.3. Lost, Stolen or Destroyed Certificates	19
8.4. Dividends; Reserves	19
8.5. Transfer of Stock	19
8.6. Stock Transfer Agreements	20
9. GENERAL MATTERS	20
9.1. Checks, Drafts, Etc.	20
9.2. Execution of Corporate Contracts and Instruments	20
9.3. Construction: Definitions	20
9.4. Fiscal Year	20
9.5. Seal	21
9.6. Registered Stockholders	21
10. AMENDMENTS	21
11. DISSOLUTION	21

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BYLAWS

OF

ASSET EXCHANGE, INC.

1.	CORPORATE OFFICES

1.1.	Registered Office

The registered office of Asset Exchange, Inc. (the “Corporation”) will be in Dover, Delaware. The name of the registered agent of the Corporation in Delaware is National Registered Agents, Inc.

1.2.	Other Offices

The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

2.	MEETING OF STOCKHOLDERS

2.1.	Place of Meetings

Meetings of stockholders will be held at any place, within or outside of the State of Delaware, designated by the Board of Directors.

2.2.	Annual Meeting

The annual meeting of stockholders will be held each year on a date and at a time designated by the Board of Directors. At the annual meeting, stockholders will elect directors and transact any other proper business.

2.3.	Special Meeting

A special meeting of the stockholders may be called at any time by the (a) Board of Directors, (b) the Chairman of the Board, (c) the Chief Executive Officer, (d) the President or (e) one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at the meeting.

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2.4.	Notice of Stockholders’ Meetings

All notices of meetings of stockholders will be in writing and will be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice will specify the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5.	Manner of Giving Notice; Affidavit of Notice

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to each stockholder at the stockholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given will, in the absence of fraud, be prima facie evidence of the facts stated in that affidavit.

2.6.	Quorum and Voting

The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the Chairman of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock present in person or represented by proxy will decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statues, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of the question.

2.7.	Adjourned Meeting; Notice

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

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2.8.	Voting

The stockholders entitled to vote at any meeting of stockholders will be determined in accordance with the provisions of Section 2.11 and 2.13 of these Bylaws, subject to the provisions of Section 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors, and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the Certificate of Incorporation, each stockholder will be entitled to one vote for each share of capital stock held by such stockholder.

Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, a plurality of the votes cast will be sufficient to elect. All other elections and questions will, unless otherwise provided by law, the Certificate of Incorporation, or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote on such matters.

2.9.	Waiver of Notice

Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice, either before or after such meeting and a stockholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.10.	Stockholder Action by Written Consent Without a Meeting

Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on that question were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing and who would have been, entitled to notice had action been taken at a meeting. If the action consented to would have required the filing of a certificate under any section of the

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General Corporate Law of Delaware, if such action had been voted on by stockholders at a stockholders’ meeting, then the certificate filed under such section will state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporate Law of Delaware.

2.11.	Record Date for Stockholder Notice

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment of such meeting, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment, will not be more than sixty (60) nor less than ten (10) days before the meeting date; (ii) in the case of determining stockholders entitled to express consent to corporate action in writing without a meeting, will not be more than ten (10) days from the date of the Board of Directors adopts the resolution fixing the record date; (iii) in the case of other action, will not be more than sixty (60) days prior to such action.

If the Board of Directors does not so fix a record date (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day notice is given, or if notice is waived, at the close of business on the day next preceding the day upon which the meeting was held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, will be the first date on which a signed written consent is properly delivered to the Corporation, or if prior action of the Board of Directors is required by law, will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating to a matter for which stockholder action is required by express provisions of the statutes, of the Certificate of Incorporation or of these Bylaws.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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2.12.	Proxies

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that stockholder by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy will be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy will be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A proxy is irrevocable if it states that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power.

2.13.	List of Stockholders Entitled to Vote

The Secretary or Assistant Secretary will prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The stock ledger will also be produced and kept at the meeting for the entire duration of the meeting, and may be inspected by any stockholder who is present. The stock ledger will be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.14.	Conduct of Meetings

The Chief Executive Officer, in the absence of the Chief Executive Officer, the President, or in the absence of the foregoing persons, a Chairman designated by the Board of Directors, or, in the absence of such designation, by a Chairman chosen at the meeting will call to order and preside over meetings of stockholders. The Secretary will act as secretary of the meeting, but in the absence the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting. The Chairman of any meeting of stockholders will determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.

2.15.	Inspector(s) of Elections

The Chairman of the Board will, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting in accordance with applicable law and to make a written report thereon.

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3.	DIRECTORS

3.1.	Powers

The Board of Directors will manage the business and affairs of the Corporation and exercise or direct the exercise of all corporate powers subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares.

3.2.	Number

Except as otherwise may be provided in the Certificate of Incorporation, the authorized number of directors of the Corporation will be not less than one (1) nor more than seven (7). The number of directors will initially be fixed by the incorporator of the Corporation and will thereafter be fixed from time to time by the stockholders or the Board of Directors. No reduction of the authorized number of directors will have the effect of removing any director before that director’s term of office expires.

3.3.	Election, Qualification and Term of Office of Directors

Except as provided in Section 3.5 of these Bylaws, at each annual meeting of stockholders, directors of the Corporation will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting of the stockholders in each year to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, which may also prescribe other qualifications for directors.

Elections of directors need not be by written ballot.

3.4.	Resignation

Any director may resign at any time upon delivering written notice to the Secretary or President. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the Unites States mail, postage prepaid and correctly addressed, as evidenced by the postmark; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

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3.5.	Removal of Directors

Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, the holders of a majority of the shares then entitled to vote at any election of directors may remove any director or the entire Board of Directors, with or without cause. If at any time a class or series of shares is entitled to elect one or more directors, the provisions of this Section 3.5 will apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

As specified in Section 3.2 of these Bylaws, no reduction of the authorized number of directors will have the effect of removing any director prior to the expiration of such director’s term of office.

3.6.	Vacancies

(a) A vacancy on the Board of Directors will exist upon the death, resignation, or removal of any director; upon an increase in the number of directors; or if the stockholders fail, at any meeting of stockholders at which directors are to be elected, to elect the number of directors then constituting the whole of the class of directors whose terms have expired at the time of such meetings.

(b)	Any vacancy may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected will hold office until the expiration of the term of office of the director who is replaced.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i)	Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)	Whenever the holders of any class or classes of stock or series of stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors then in office elected by such class or classes or series, or by a sole remaining director so elected.

A vacancy that will occur at a specific later date by reason of a resignation effective at the later date or otherwise may be filled before the vacancy occurs, but the new director may not take the office until the vacancy occurs.

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If the vacancy has not been filled by action of the Board of Directors prior to the next meeting of the stockholders occurring after the vacancy was created, the stockholders may fill the vacancy.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee, or guardian of a stockholder, or other fiduciary entrusted with similar responsibility for the person or estate of a stockholder, may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the director chosen by the directors then in office as mentioned above, which election will be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.7.	Nominations

(a) Only persons who are nominated in accordance with the procedures in this Section 3.7 will be eligible for election as directors. If the presiding officer at an annual meeting of stockholders determines that a nomination was not made in accordance with the procedures set forth in this Section 3.7, the presiding officer will declare to the meeting that the nomination was defective and such defective nomination will be disregarded. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of notice provided for in this Section 3.7 and on the record date for the determination of stockholders entitled to vote at such meeting, and (B) who complies with the notice procedures in this Section 3.7. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice of that nomination in proper written form to the Secretary.

(b) To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 60 days prior to the anniversary date of the preceding annual meeting of stockholders.

(c) To be in proper written form, a stockholder’s notice to the Secretary must: (i) set forth as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the

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nominee, and (D) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act; and (ii) set forth as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice, and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act. Such notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

3.8.	Place of Meetings; Meetings by Telephone

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

3.9.	Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as will from time to time be determined by the Board.

3.10.	Special Meetings; Notice

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or any two directors.

Notice of the time and place of special meetings will be delivered personally, by email, or by telephone to each director or sent by first-class mail, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it will be deposited in the United States mail at least four

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(4) days before the time of the holding of the meeting. If the notice is delivered personally, by email or by telephone, it will be delivered personally, by email or by telephone at least 48 (forty-eight) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.11.	Quorum

At all meetings of the Board of Directors, a majority of the authorized number of directors will constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.

3.12.	Waiver of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to receive notice, whether before or after the time stated in the waiver of notice, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.13.	Adjourned Meeting; Notice

If a quorum is not present at any meeting of the Board of Directors, then the directors present at that meeting may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present, but may not transact business.

3.14.	Conduct of Business

Meetings of the Board of Directors will be presided over by the Chairman of the Board, if any, or in the absence of the Chairman, by the Vice-Chairman, or in their absence, by a Chairman chosen at the meeting. The Secretary will act as secretary of the meeting, but the absence of the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting. The Chairman of any meeting will determine the order of business and the procedures at the meeting.

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3.15.	Board Action by Written Consent without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any of its committees, may be taken without a meeting if all members of the board or committee, as the case may be, consent to that action in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.16.	Fees and Compensation of Directors

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors will have the authority to fix the compensation of directors, whether in the form of equity, cash or a combination of equity and cash. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation for that service. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

3.17.	Approval of Loans to Officers

The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors will approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this section will be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

4.	COMMITTEES OF THE BOARD OF DIRECTORS

4.1.	General

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate member of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of that committee who are present and are not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, will have and may exercise all the powers and

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authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee will have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151 (a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (ii) adopt an agreement or merger or consolidation under Sections 251 or 252 of the. General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amend the Bylaws of the Corporation; and, unless the Board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee will have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

4.2.	Committee Minutes

Each committee will keep regular minutes of its meetings and report its actions to the Board of Directors when required.

4.3.	Meetings and Action of Committees

Meetings and actions of committees will be governed by, and held and taken in accordance with, the provisions of Article 3 of these Bylaws, Section 3.8 (place of meetings and meetings by telephone), Section 3.9 (regular meetings), Section 3.10 (special meetings and notice), Section 3.11 (quorum), Section 3.12 (waiver of notice), Section 3.13 (adjournment and notice of adjournment), Section 3.14 (conduct of business) and 3.15 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees will also be given to all alternate members, who will have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

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5.	OFFICERS

5.1.	Officers

The officers of the Corporation will be a President or Chief Executive Officer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Financial Officer, a Chief Operating Officer, one or more executive, senior or assistant Vice Presidents, a Treasurer, Assistant Treasurers, Assistant Secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.2 of these Bylaws. Any number of offices may be held by the same person.

5.2.	Election of Officers

Except as otherwise provided in this Section 5.2, the Board of Directors will elect the officers of the Corporation, subject to the rights, if any, of an officer under any contract of employment. The Board of Directors may appoint, or empower an officer to appoint, such officers and agents of the business as the Corporation may require (whether or not such officer or agent is described in this Article 5), each of whom will hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. Any vacancy occurring in any office of the Corporation will be filled by the Board of Directors or may be filled by the officer, if any, who appointed such officer.

5.3.	Removal and Resignation, Compensation and Term of Officers

The compensation and term of office of all the officers of the Corporation will be fixed by the Board of Directors.

Subject to the rights, if any, of an officer under any contract of employment, the Board of Directors may remove any officer either with or without cause, at any regular or special meeting of the Board.

Any officer may resign at any time by giving written notice to the Chairman of the Board or Vice-Chairman, or in their absence any member of the Board. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party, or of the Board to remove an officer at any time as provided in Section 5.3 of these Bylaws.

5.4.	Chairman of the Board

The Chairman of the Board, if such an officer is elected, will, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or as may be prescribed by these Bylaws.

Bylaws

5.5.	Chief Executive Officer

The Chief Executive Officer of the Corporation will, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer will preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. The Chief Executive Officer will have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and will have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.6.	President

Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or to the Chief Executive Officer, if there be such officers, the President, if any, will have general supervision, direction and control of the business and supervision of other officers of the Corporation, and will have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.7.	Vice President

In the absence or disability of the Chief Executive Officer, the President, and the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or, if not ranked, a Vice President designated by the Board of Directors, will perform all the duties of the Chief Executive Officer and when so acting will have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The Vice Presidents will have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the Chief Executive Officer or the Chairman of the Board.

5.8.	Treasurer

The Treasurer, if any, will keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account will at all reasonable times be open to inspection by any director.

The Treasurer will deposit all money and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer will disburse the funds of the Corporation as may be ordered by the

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Board of Directors, will render to the Chief Executive Officer and directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and will have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

5.9.	Chief Technology Officer

The Chief Technology Officer will, subject to oversight by the Chief Executive Officer and the President, oversee the development, deployment and operation of computer hardware and software systems. This may include supervising information technology employees and contractors. The Chief Technology Officer will also make recommendations to the Chief Executive Officer, President, and Board of Directors regarding technology investment, technology risks, security issues, and other strategic and tactical information regarding technology issues.

5.10.	Secretary

The Secretary will keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes will show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice give), the names of those present at directors, meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings of the meetings.

The Secretary will keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary will give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary will keep the seal of the Corporation, if one is adopted, in safe custody and will have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

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5.11.	Assistant Secretary

The Assistant Secretary or Assistant Secretaries, if any, in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) will, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and will perform such other duties and have such other powers as the Board of Directors or the stockholders may from time to time prescribe.

5.12.	Other Officers

Such other officers as the Board of Directors may designate will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

5.12.1. Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the Corporation will respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

6.	INSURANCE AND INTERESTED TRANSACTIONS

6.1.	Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by that person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of the General Corporation Law of Delaware.

6.2.	Transactions with Interested Directors

(a) No contract or transaction between the Corporation and one or more if its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because such person’s votes are counted for such purpose, if:

(i) The material facts as to the interested party’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

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(ii) The material facts as to the interested party’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote on the matter, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

7.	RECORDS AND REPORTS

7.1.	Maintenance and Inspection of Records

The Corporation will, either at is principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records, as required by law.

Any such stockholder of record, in person or by attorney or other agent, will, upon written demand under oath stating the purpose of the demand, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts from those sources. A proper purpose will mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath will be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath will be directed to the Corporation at its registered office in Delaware or at its principal place of business.

7.2.	Inspection by Directors

Any director will have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to that person’s position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court

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may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts from those sources. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3.	Representation of Shares of Other Corporations

The Chairman of the Board, the President, Chief Executive Officer, any Vice President, the Chief Operating Officer, the Secretary or Assistant Secretary of this Corporation, the Treasurer or any other person authorized by the Board of Directors or the Chief Executive Officer, a Vice President, or the Chief Operating Officer is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted in this paragraph may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

8.	STOCK

8.1.	Stock Certificates; Partly Paid

The shares of the Corporation will be represented by certificates, provided that the Board of Directors of the Corporation may resolve that some or all of any or all classes or series of its stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares will be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, the Chief Executive Officer, the President, any vice-president or the Chief Operating Officer, and by the treasurer or an assistant treasurer, or the Secretary or an Assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures oh the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid for those shares. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid, and the amount that has been paid, with respect to those shares will be stated. Upon the declaration of any dividend on fully paid shares, the Corporation will declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid on those shares.

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8.2	Special Designation on Certificates

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series, and the qualifications, limitations or restrictions of such preferences and/or rights, will be set forth in full or summarized on the face or back of the certificate that the Corporation will issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation will issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, option or other special rights of each class of stock or series and the qualifications, limitations or restrictions of such preferences and/or rights.

8.3.	Lost, Stolen or Destroyed Certificates

Except as provided in this Section 8.3, no new certificates for shares will be issued to replace a previously issued certificate unless the previously issued certificate is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any previously issued certificate, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.4.	Dividends; Reserves

The directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes will include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.5.	Transfer of Stock

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession,

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assignation or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled to such certificate, cancel the old certificate, and record the transaction in its books.

8.6.	Stock Transfer Agreements

The Corporation will have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

9.	GENERAL MATTERS

9.1.	Checks, Drafts, Etc.

From time to time, the Board of Directors will determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized will sign or endorse those instruments.

9.2.	Execution of Corporate Contracts and Instruments

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee will have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.3.	Construction: Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law will govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a Corporation and a natural person.

9.4.	Fiscal Year

The fiscal year of the Corporation will be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

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9.5	Seal

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the seal by causing it or its facsimile to be impressed or affixed or in any other manner reproduced.

9.6.	Registered Stockholders

The Corporation will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, will be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not the Corporation has actual or other notice of such claim or interest of any other person, except as otherwise provided by the laws of Delaware.

10.	AMENDMENTS

The Board of Directors or the stockholders entitled to vote may adopt, amend, or repeal the original or other Bylaws of the Corporation. The fact that such power has been so conferred upon the directors will not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws. Whenever an amendment or new Bylaw is adopted, it will be copied in the minute book with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date of repeal will be stated in such minute book in the appropriate place.

11.	DISSOLUTION

If it should be deemed advisable in the judgment of the Board of Directors of the Corporation that the Corporation should be dissolved, the Board, after the adoption of a resolution to that effect by a majority of the whole Board at any meeting called for that purpose, will cause notice to be mailed to each stockholder entitled to vote, on that matter of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

At the meeting a vote will be taken for and against the proposed dissolution. If a majority of the outstanding stock of the Corporation entitled to vote on that matter votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the name of the Corporation, the date dissolution was authorized and the names and addresses of the directors and officers, will be executed, acknowledged, and filed and will become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation will be dissolved.

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CERTIFICATE OF SECRETARY

The undersigned, Secretary of Asset Exchange, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of the Corporation, with all amendments to date of this Certificate.

The undersigned hereby certifies that such Bylaws were duly approved by the Corporation’s sole incorporator by written consent on March 12, 1999, and ratified by the Board of Directors of the Corporation by unanimous written consent on March 16, 1999.

WITNESS the signature of the undersigned on this 16th day of April, 1999.

/s/ Frank K. Selker
Frank K. Selker, Secretary

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